Exhibit 4.11


                                    WARRANTS
                            TO PURCHASE COMMON STOCK
                                       OF
                                 CNE GROUP, INC.

        THESE WARRANTS ARE ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND QUALIFICATION PROVISIONS OF APPLICABLE STATE SECURITIES LAWS. NEITHER THEY NOR THE SHARES OF COMMON STOCK FOR WHICH THEY CAN BE EXERCISED MAY BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED PURSUANT TO THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE LAW OR, IN THE OPINION OF COUNSEL TO THE COMPANY, AN EXEMPTION THEREFROM IS AVAILABLE.

WHEREAS, at a meeting of the Board of Directors of CNE Group, Inc. (the "Company") duly called and held on _____________, the Board authorized the granting of _______ Class BB Warrants (the "BB Warrants"), each to purchase, initially, one share of the Company's Common Stock, par value $0.00001, (the "Common Stock") to ________________ (the "Holder"), with an address at _________________________________ in accordance with the terms set forth herein; and

WHEREAS, each BB Warrant permits the holder thereof, for a period commencing on the date hereof and terminating on _________________, to purchase, initially, one share (collectively the "BB Warrant Shares") of Common Stock at $_.__ per share; and

WHEREAS, the Company desires to set forth the terms of the BB Warrants and the Holder desires to accept such terms;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.   Grant of Warrants.
     -----------------

The Company hereby grants to the Holder the right to purchase one BB Warrant Share for each BB Warrant granted hereby for a price of $_.__ as hereinafter adjusted (the "Exercise Price"). The BB Warrants may be exercised, except as otherwise provided herein, in whole or in part at any time commencing upon the date hereof and terminating at 5:00 P.M., New York time, on _______________ (the "Expiration Date").

Common Stock Purchase Warrant (Class BB)         F 1/21/04
issued by CNE Group, Inc.
to David B. Batzer

2.   Manner of Exercise.
     ------------------

(a) Cash Exercise. The BB Warrants underlying this BB Warrant Agreement may be exercised in whole or in part by surrender of this BB Warrant Agreement, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its principal office, and, except as provided in Paragraph 2 (b) below, accompanied by payment in full in cash or by certified or official bank check to the order of the Company of the Exercise Price of the shares to be purchased. As soon as practicable, but in no event more than 15 days after the Holder has given the aforesaid written notice and made the aforesaid payment, the Company shall, without charging stock issue or transfer taxes to the Holder, issue the number of shares of duly authorized Common Stock issuable upon such exercise, which shall be duly issued, fully paid and non-assessable, and shall deliver to the Holder a certificate or certificates therefor, registered in the Holder's name. In the event of a partial exercise of this BB Warrant Agreement, the Company shall also issue and deliver to the Holder a new BB Warrant Agreement of like tenor, in the name of the Holder, for the exercise of the number of BB Warrant Shares for which such BB Warrant Agreement may still be exercised.

(b) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, at his election exercised in his sole discretion, exercise the BB Warrants underlying this B Warrant Agreement, in whole or in part, and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):
                                                  -----------------


                  Net Number = (A x B) - (A x C)
                              ---------------------
                                       B

For purposes of the foregoing formula:

                    A = the total number of shares with respect to which this Warrant is then being exercised.

                    B = the Closing Sale Price of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.

                    C = the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(c) Restrictions on Exercise. Notwithstanding anything to the contrary contained herein, none of the Warrants may be exercised without the consent of the Company, following the Company's determination that such exercise will result in an ownership change as defined in Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (an "Ownership Change"); and the Company may

Common Stock Purchase Warrant (Class BB)         F 1/21/04
issued by CNE Group, Inc.
to David B. Batzer

require such information from the Holder as may be necessary to determine whether an Ownership Change will occur.

3.   Investment Representation.
     -------------------------

The Holder acknowledges that the BB Warrants underlying this BB Warrant Agreement as well as the BB Warrant Shares for which these BB Warrants may be exercised, have not been and, except as otherwise provided herein, will not be registered under the Securities Act of 1933 (the "Act") or qualified under applicable state securities laws and that the transferability thereof is restricted by the registration provisions of the Act as well as such state laws. The Holder represents that he is acquiring the BB Warrants and will acquire the BB Warrant Shares for his own account, for investment purposes only and not with a view to resale or other distribution thereof, or with the intention of selling, transferring or otherwise disposing of all or any part of such securities for any particular event or circumstance, except selling, transferring or disposing of them upon full compliance with all applicable provisions of the Act, the Securities Exchange Act of 1934 (the "Exchange Act"), the Rules and Regulations promulgated by the Securities and Exchange Commission (the "Commission") thereunder, and any applicable state securities laws. The Holder further understands and agrees that (i) neither the BB Warrants nor the BB Warrant Shares may be sold unless they are subsequently registered under the Act and qualified under any applicable state securities laws or, in the opinion of the Company's counsel, an exemption from such registration and qualification is available; (ii) any routine sales of the Company's securities made in reliance upon Rule 144 promulgated by the Commission under the Act, can be effected only in the amounts set forth in and pursuant to the other terms and conditions, including applicable holding periods, of that Rule; and (iii) except as otherwise set forth herein, the Company is under no obligation to register the BB Warrants or the BB Warrant Shares on his behalf or to assist him in complying with any exemption from registration under the Act. The Holder agrees that each certificate representing any BB Warrant Shares for which the BB Warrants may be exercised will bear on its face a legend in substantially the following form:

     These securities have not been registered under the Securities Act of 1933 or qualified under any state securities laws. They may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under that Act or qualification under applicable state securities laws without an opinion acceptable to counsel to the Company that such registration and qualification are not required.

4.   Holder Not Deemed Stockholder.
     -----------------------------

The Holder shall not, as holder of the BB Warrants, be entitled to vote or to receive dividends, except as may be provided in Section 5 below, or be deemed the holder of Common Stock that may at any time be issuable upon exercise of the BB Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder, as holder of the BB Warrants, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to

Common Stock Purchase Warrant (Class BB)         F 1/21/04
issued by CNE Group, Inc.
to David B. Batzer



stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until the Holder shall have exercised the BB Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

5.   Warrant Adjustments.
     -------------------

The Exercise Price and the number of shares purchasable upon exercise of the BB Warrants shall be subject to adjustment with respect to events after the date hereof as follows:

(a) Adjustment for Change in Capital Stock. Except as provided in Paragraph 5
(h) below, if the Company shall (i) declare a dividend on its outstanding Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case the Exercise Price in effect immediately prior to such action shall be adjusted so that if the BB Warrants are thereafter exercised, the Holder may receive the number and kind of shares which he would have owned immediately following such action if he had exercised the BB Warrants immediately prior to such action. Such adjustment shall be made successively whenever such an event shall occur. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment the Holder upon exercise of the BB Warrants may receive shares of two or more classes of capital stock of the Company, the Company's Board of Directors shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 5.

(b) Action to Permit Valid Issuance of Common Stock. Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the BB Warrants, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Exercise Price.

(c) Minimum Adjustment. No adjustment in the Exercise Price shall be required if such adjustment is less than $0.05; provided, however, that any adjustments,
                                    --------  -------
which by reason of this Paragraph 5 (c) are not required to be made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything to the contrary notwithstanding, the Company shall be entitled

Common Stock Purchase Warrant (Class BB)         F 1/21/04
issued by CNE Group, Inc.
to David B. Batzer

to make such reductions in the conversion price, in addition to those required by this Paragraph 5 (c), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

     (d) Referral of Adjustment. In any case in which this Section 5 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, if the BB Warrants shall have been exercised after such record date the Company may elect to defer until the occurrence of such event issuing to the Holder the shares, if any, issuable upon such exercise over and above the shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that
                                                       --------  -------
the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (e) Number of Shares. Upon each adjustment of the Exercise Price as a result of the calculations made in the Paragraphs of this Section 5, the BB Warrants shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon exercise of the BB Warrants prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

     (f) Transactions Not Requiring Adjustments. No adjustment need be made for a transaction referred to in Paragraphs of this Section 5 if the Holder is permitted to participate in the transaction on a basis no less favorable than any other party and at a level that would preserve the Holder's percentage equity participation in the Common Stock upon exercise of the BB Warrants. No adjustment need be made for sales of Common Stock pursuant to a Company plan for reinvestment of dividends or interest, the granting of options and/or the exercise of options outstanding under any of the Company's currently existing stock option plans, the exercise of currently existing incentive stock options or incentive stock options which may be granted in the future, or the exercise of any other of the Company's currently outstanding options. No adjustment need be made for a change in the par value or no par value of the Common Stock. If the BB Warrants become exercisable solely into cash, no adjustment need be made thereafter. Interest will not accrue on the cash.

     (g) Notice of Adjustments. Whenever the Exercise Price is adjusted, the Company shall promptly mail to the Holder a notice of the adjustment together with a certificate from the Company's Chief Financial Officer briefly stating
(i) the facts requiring the adjustment, (ii) the adjusted Exercise Price and the manner of computing it; and (iii) the date on which such adjustment becomes effective. The certificate shall be prima facia evidence that the adjustment is correct, absent manifest error.

Common Stock Purchase Warrant (Class BB)         F 1/21/04
issued by CNE Group, Inc.
to David B. Batzer

     (h) Reorganization of Company. If the Company and/or the holders of Common Stock are parties to a merger, consolidation or a transaction in which (i) the Company transfers or leases substantially all of its assets; (ii) the Company reclassifies or changes its outstanding Common Stock; or (iii) the Common Stock is exchanged for securities, cash or other assets; the person who is the transferee or lessee of such assets or is obligated to deliver such securities, cash or other assets shall assume the terms of the BB Warrants. If the issuer of securities deliverable upon exercise of the BB Warrants is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in such assumption. The assumption agreement shall provide that the Holder may exercise the BB Warrants into the kind and amount of securities, cash or other assets that he would have owned immediately after the consolidation, merger, transfer, lease or exchange if he had exercised the BB Warrants immediately before the effective date of the transaction. The assumption agreement shall provide for adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 5. The successor company shall mail to the Holder a notice briefly describing the assumption agreement. If this Paragraph applies, Paragraph 5 (a) above does not apply.

     (i) Dissolution, Liquidation. In the event of the dissolution or total liquidation of the Company, then after the effective date thereof, the BB Warrants and all rights thereunder shall expire.

     (j) Notices. If (i) the Company takes any action that would require an adjustment in the Exercise Price pursuant to this Section 5; or (ii) there is a liquidation or dissolution of the Company, the Company shall mail to the Holder a notice stating the proposed record date for a distribution or effective date of a reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

     (k) Determination by Company Conclusive. Any determination that the Company or its Board of Directors must make pursuant to this Section 5 shall be conclusive, absent manifest error.

6.   Fractional Shares.
     -----------------

If the number of BB Warrant Shares purchasable upon the exercise of the BB Warrants is adjusted pursuant to Section 5 hereof, the Company shall nevertheless not be required to issue fractions of shares upon exercise of the BB Warrants or otherwise, or to distribute certificates that evidence fractional shares. Instead the Company will round any fractional share to the nearest share so that if the fraction is less than 0.5 no share shall be issued and if the fraction is 0.5 or higher the Company shall issue one full share

7.   Inclusion of B Warrant Shares in Registration Statement; Right to
     -----------------------------------------------------------------
     "Piggy-Back" Registration.
     --------------------------

     (a) "Piggy Back" Registration Rights. If at any time after the date hereof, the

Common Stock Purchase Warrant (Class BB)         F 1/21/04
issued by CNE Group, Inc.
to David B. Batzer


Company proposes to file a Registration Statement under the Act with respect to any of its securities (except one relating to employee benefit plans or a merger or similar transaction) (a "Public Offering"), it shall give written notice of its intention to effect such filing to the Holder at least 30 days prior to filing such Registration Statement (the "Piggy-Back Registration Statement"). If the Holder desires to include his BB Warrant Shares (the "Registerable Securities") in the Piggy-Back Registration Statement, he shall notify the Company in writing within 10 days after receipt of such notice from the Company, in which event the Company shall include the Holder's Registerable Securities in the Piggy-Back Registration Statement. If the Holder elects to include his Registerable Securities in the Piggy-Back Registration Statement as set forth herein, he shall, in a timely fashion, provide the Company and its counsel with such information and execute such documents as its counsel may reasonably require to prepare and process the Piggy-Back Registration Statement. Anything to the contrary notwithstanding, in the event that the offering for which the Piggy-Back Registration Statement has been filed is to be effected through or with the assistance of an underwriter, the Holder will consent to restrict the sale of his Registerable Securities or reduce the number of his Registerable Securities that may be included in such registration statement in accordance with the requirements of such underwriter.

     (b) Copies of Registration Statements and Prospectuses. The Company will provide the Holder with a copy of the Piggy-Back Registration Statement and any amendments thereto, and copies of the final prospectus included therein in such quantities as may reasonably be required to permit the Holder to sell his Registerable Securities after the Piggy-Back Registration Statement is declared effective by the Commission (the "Effective Date").

     (c) The Company's Obligation to Bear Expenses of Registration. The Company will bear all expenses (except underwriting discounts and commission, if any, and the legal fees and expenses, if any, of counsel to the Holder) necessary and incidental to the performance of its obligations under this Section 7.

     (d) Indemnification. The Company and the Holder, if the Holder's Registerable Securities are included in a Registration Statement pursuant to this Section 7, shall provide appropriate cross indemnities to each other covering the information supplied by the indemnifying party for inclusion in such Registration Statement.

     (e) Restriction on Registration Rights. Anything to the contrary not withstanding, the Company shall not be required to register any Registerable Securities that, in the reasonable opinion of the Company's counsel, may be sold pursuant to the exemption from registration provided by Section (k) of Rule 144 promulgated under the Act.

8.   Covenants of the Company.
     ------------------------

The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants,

Common Stock Purchase Warrant (Class BB)         F 1/21/04
issued by CNE Group, Inc.
to David B. Batzer


such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery thereof, be duly and validly issued and fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

9.   Amendments.
     ----------

This Agreement shall not be amended, modified or revoked except by agreement in writing, signed by the Company and the Holder.

10.  Governing Law.
     -------------

The BB Warrants shall be governed by the laws of the State of New York.


IN WITNESS WHEREOF, the Company has caused these BB Warrants to be executed on its behalf by an officer thereunto duly authorized and the Holder has executed this Agreement as ___________________.

CNE Group, Inc.



By:
    ---------------------------------------                     -------------
    George W. Benoit, Chairman of the Board                     Warrant holder

                                SUBSCRIPTION FORM

                          To Be Executed by the Holder
                        in Order to Exercise BB Warrants

The undersigned Holder hereby irrevocably elects to exercise the BB Warrants, and to purchase the shares of Common Stock issuable upon the exercise thereof, and requests that certificates for such shares shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

             ------------------------------------------------------

             ------------------------------------------------------

             ------------------------------------------------------
                     [please print or type name and address]

and be delivered to

             ------------------------------------------------------

             ------------------------------------------------------

             ------------------------------------------------------
                     [please print or type name and address]


and if such number of shares of Common Stock shall not be all the shares issuable upon the exercise of the BB Warrants, that new BB Warrants exercisable for the balance of the shares issuable upon the exercise of the BB Warrants be delivered to the Holder at the address stated below.

Dated:                                            X
     -------------------------                     -----------------------------

                                                   -----------------------------

                                                   -----------------------------
                                                               Address

                                                  ------------------------------
                                                  Taxpayer Identification Number

                                                  ------------------------------
                                                        Signature Guaranteed

                                                  ------------------------------